UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2019

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.          ☐

Item 8.01.    Other Events

Mr. Ellery Roberts, a current director on the Board of Directors of Western Capital Resources, Inc., and BC Alpha Holdings I (“BC Alpha”) have informed the Board that Mr. Roberts has left his employment with BC Alpha’s affiliate Blackstreet Capital Management, LLC (“Blackstreet Capital”) and should no longer be considered appointed to the Board at the direction of BC Alpha, pursuant to certain director-appointment rights earlier granted to BC Alpha. Mr. Roberts will remain on the Board of Directors for the remainder of his term. On January 11, 2019, after considering various factors it deemed relevant, the Board determined that Mr. Roberts is “independent” for the purpose of serving on the audit committee and compensation committee of the Board and appointed him as Chairman of those committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: January 14, 2019	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer